UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15d of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2005
INTUIT INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21180	77-0034661

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2700 Coast Avenue
Mountain View, CA 94043
(Address of principal executive offices, including zip code)
(650) 944-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.01
EXHIBIT 10.02

Item 1.01 Entry into a Material Definitive Agreement.
Employment Agreement with New Executive Officer
     In connection with the appointment of Kiran Patel as Intuit’s Senior Vice President and Chief Financial Officer, Intuit has entered into an employment agreement with Mr. Patel dated September 2, 2005. Mr. Patel will commence employment with Intuit on September 12, 2005 (“Commencement Date”). The material terms of our agreement with Mr. Patel are described below.
     Salary and Bonus. Mr. Patel will be paid an annual base salary of $675,000. Mr. Patel also will receive a $350,000 sign-on bonus payable within 30 days of his Commencement Date. In the event that Mr. Patel resigns prior to the first anniversary of his Commencement Date, Mr. Patel is required to repay to Intuit a prorated portion of the sign-on bonus. Mr. Patel is also eligible to receive a target annual bonus of 75% of his base salary in accordance with the terms of an Intuit incentive compensation plan.
     Deferred Compensation Plan. Mr. Patel will also be eligible to participate in Intuit’s 2005 Executive Deferred Compensation Plan (“NQDCP”). If Mr. Patel is employed by Intuit on the first anniversary of his Commencement Date, Intuit will make a fully vested contribution of $350,000 on Mr. Patel’s behalf to the NQDCP. He will not be entitled to this contribution if his employment terminates prior to the first anniversary of his Commencement Date. If Mr. Patel is employed by Intuit on the second anniversary of his Commencement Date, Intuit will make a fully vested employer contribution of $350,000 on his behalf to the NQDCP. Mr. Patel will not be entitled to this contribution if his employment terminates prior to the second anniversary of his Commencement Date. If Mr. Patel is employed by Intuit on the third anniversary of his Commencement Date, Intuit will make a fully vested employer contribution of $350,000 on his behalf to the NQDCP. Mr. Patel will not be entitled to this contribution if his employment terminates prior to the third anniversary of his Commencement Date. In accordance with the terms and conditions of the NQDCP, Mr. Patel will be able to elect to have these contributions credited with earnings pursuant to the investment alternatives offered under the NQDCP and elect when to take distribution of these contributions and any earnings credited thereon.
     Nonqualified Stock Option. Mr. Patel will be granted a nonqualified stock option to purchase 425,000 shares of Intuit common stock on the seventh business day of the month following his Commencement Date. The exercise price per share will be equal to the closing price of our common stock on the date of grant and will vest over three years, as to 33-1/3% of the option shares on the first anniversary of Mr. Patel’s Commencement Date and an additional 2.778% of the option shares monthly thereafter. The option shares will be subject to the terms of the Intuit Inc. 2005 Equity Incentive Plan.
     Matching Stock Units. Mr. Patel will participate in Intuit’s Share Ownership and Matching Unit Program (the “Program”). Under the terms of the Program, Mr. Patel will be required to acquire and hold a minimum of 3,000 shares of our common stock by September 12, 2008, the third anniversary of his Commencement Date. Pursuant to the Program, which is designed to give senior vice presidents an incentive to acquire our common stock, we will grant Mr. Patel a matching unit for one share of our common stock for every two shares Mr. Patel purchases, up to a maximum of 1,500 matching units. The matching units will be awarded in the form of restricted stock units and will be subject to four-year vesting in accordance with the terms of the Program.
     Separation Benefits. Under certain circumstances related to the termination of Mr. Patel’s employment, and conditioned upon Mr. Patel’s execution of a release and waiver of claims, Mr. Patel will also be entitled to receive severance benefits as set forth below.
                    In the event of Mr. Patel’s termination following a change in control of Intuit, his involuntary termination or termination without cause, all as defined in Mr. Patel’s employment agreement, Mr. Patel will be entitled to (i) a single lump sum severance payment equal to 18 months of his then current annual base salary and one and one-half times his target bonus for the then current fiscal year; and (ii) immediate acceleration of the vesting and exercisability of his new hire stock option equal to the number of shares that would have vested and become exercisable in the 18 full calendar months following the effective date of such termination.
     The above description is qualified in its entirety by reference to Mr. Patel’s employment agreement which is filed as Exhibit 10.01 to this report on Form 8-K.
Amendments to Existing Employment Agreements with Executive Officers
     On September 6, 2005, Intuit entered into amendments to existing employment agreements with each of Robert B. (“Brad”) Henske, Intuit’s Senior Vice President/General Manager, Consumer Tax Group and Brad Smith, Intuit’s Senior Vice President/General Manager, QuickBooks. Under the amendments, the target bonus for each of Mr. Henske and Mr. Smith has been increased from 60% to 75% of his respective base salary.
     The form of amendment to Mr. Henske’s and Mr. Smith’s employment agreements is filed as Exhibit 10.02 to this report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
          Effective September 12, 2005, the Compensation and Organizational Development Committee of Intuit’s Board of Directors appointed Kiran Patel as Senior Vice President and Chief Financial Officer of Intuit, replacing Intuit’s current Chief Financial Officer, Robert B. (“Brad”) Henske, who will continue in his position as Senior Vice President/General Manager, Consumer Tax Group.
          Beginning in 2001, Mr. Patel, 57, served as Executive Vice President and Chief Financial Officer of Solectron Corporation, a provider of electronics supply chain services, where he led finance, legal, investor relations and business development activities. In 2000, Mr. Patel was the Chief Financial Officer of iMotors, an Internet-based value-added retailer of used cars. Previously, Mr. Patel had a 27-year career with Cummins Inc., where he served in a broad range of finance positions, most recently as Chief Financial Officer and Executive Vice President. Mr. Patel holds a master’s degree in business administration and a bachelor’s degree in electrical engineering from the University of Tennessee, and is a certified public accountant. The material terms of Mr. Patel’s employment agreement are described in Item 1.01 of this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(c)        Exhibits.
10.01	Employment Agreement dated September 2, 2005 between Intuit Inc. and Kiran Patel.

10.02	Form of Amendment dated September 6, 2005 to Employment Agreement between Intuit and each of Robert B. Henske and Brad Smith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intuit Inc.
Date: September 8, 2005	By:	/s/ Robert B. Henske
Robert B. (“Brad”) Henske
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.01	Employment Agreement dated September 2, 2005 between Intuit Inc. and Kiran Patel.
10.02	Form of Amendment dated September 6, 2005 to Employment Agreement between Intuit and each of Robert B. Henske and Brad Smith.